UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2007

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02(e) below is incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On October 17, 2007, Robert L. Bailey announced his intention to retire from the positions of President and Chief Executive Officer of PMC-Sierra, Inc. (the “Company”), effective upon the appointment of his replacement. Mr. Bailey will continue to serve as the Chairman of the Board of Directors of the Company through his current term. The Company’s Board of Directors has established a search committee and will be considering both internal and external candidates for the position.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and incorporated by reference herein.

(e)

The Company and Mr. Bailey have reached agreement on an outline of succession arrangements which will be memorialized into a transition and release agreement and filed as an amendment to this 8-K under Item 1.01. The principal terms of this arrangement are as follows:

•	There will be no changes to Mr. Bailey’s current compensation while he remains CEO of the Company;

•	If Mr. Bailey’s resignation becomes effective during a partial quarter, he will receive his salary for the full quarter;

•	For any six-month period ended June 30 or December 31 in which Mr. Bailey holds the CEO title, he will be paid his full short term incentive plan bonus for the entire six-month period;

•

While Mr. Bailey continues to serve as an employee or a Director, Mr. Bailey and his dependents will continue to receive health and welfare coverage the cost of which will be proportionately shared at the then-current contribution levels; and

•

Once Mr. Bailey is no longer providing services to the Company as an employee or a Director (the “Separation Date”), he will receive: (i) acceleration of vesting by two years of all unvested options held by Mr. Bailey as of September 30, 2007; (ii) the right to exercise his options for a period of twelve months following the Separation Date or the remaining term of the option, whichever is shorter; and (iii) health and welfare benefit coverage for himself and his dependents at his own cost for (A) a period beginning on the Separation Date that is equal to Mr. Bailey’s term of service as an employee or (B) when he and his dependents are accepted for coverage under another employer’s comparable plans, whichever is shorter, but not beyond such time that Mr. Bailey becomes eligible for Medicare coverage.

Item 8.01. Other Events

Mr. Bailey holds options to purchase 460,747 shares of the Company’s common stock that expire on January 14, 2008. Consistent with his prior practice, Mr. Bailey intends to exercise and sell these options during the upcoming open window.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on October 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Michael W. Zellner
Michael W. Zellner
Vice President Chief Financial Officer

Date: October 18, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on October 18, 2007

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